UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 20, 2023
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 23, 2023, Oportun Financial Corporation (the “Company”) announced the closing of a new private structured financing facility (the “Structured Financing Facility”). In connection with the Structured Financing Facility, on October 20, 2023 (the “Closing Date”), Oportun CL Trust 2023-A (the “Borrower”), Oportun, Inc. (the “Seller”), and Oportun CL Depositor, LLC, (the “Depositor”), each subsidiaries of the Company, entered into a Receivables Loan and Security Agreement (the “Receivables Loan and Security Agreement”) with certain lenders from time to time party thereto (the “Lenders”) and Wilmington Trust, National Association as administrative agent, paying agent and account bank (in such capacities, respectively, the “Administrative Agent,” the “Paying Agent” and the “Account Bank”), pursuant to which the Borrower borrowed $197 million. Borrowings under the Receivables Loan and Security Agreement accrue interest at a blended rate equal to 10.05%. Under the terms of the Receivables Loan and Security Agreement, the Company will use the funds to finance the origination of its personal loan products.

The Receivables Loan and Security Agreement includes customary representations and warranties, as well as affirmative and negative covenants. The Receivables Loan and Security Agreement contains customary events of default. The Lenders could elect to accelerate the maturity of the loans and/or terminate the commitments under the Receivables Loan and Security Agreement upon the occurrence and during the continuation of an event of default, and the Borrower could be required to repay all amounts outstanding under the Receivables Loan and Security Agreement.

The Receivables Loan and Security Agreement also contains certain financial maintenance covenants that require the Company and its subsidiaries to maintain a minimum tangible net worth and to maintain a minimum level of unrestricted cash or cash equivalents while any borrowings under the Receivables Loan and Security Agreement are outstanding.

Certain funds and affiliates of Castlelake, L.P. (“Castlelake”) participate as Lenders under the Structured Financing Facility. In August 2023, the Company previously entered into an ordinary course forward flow whole loan sale agreement with Castlelake pursuant to which the Company has a commitment to sell up to $400.0 million of its personal loan originations over a twelve-month period.

The foregoing description of the Receivables Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Loan and Security Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On October 23, 2023, the Company issued a press release announcing the closing of the Structured Financing Facility. A copy of the press release is attached hereto as Exhibit 99.1.

The information in the attached press release provided pursuant to this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. The furnishing of the information provided pursuant to this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that the information provided pursuant to this Item 7.01 is material or complete, or that investors should consider such information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
99.1	Press Release Dated October 23, 2023
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	October 26, 2023	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)